                                 EXHIBIT 11.1

                          NATIONAL HOME CENTERS, INC.
                                AND SUBSIDIARY

                         Computation of Loss Per Share

                  Years ended January 31, 1999, 1998 and 1997



                                            Year Ended January 31
                                -------------------------------------------
                                    1999             1998            1997
                                    ----             ----            ----
Net loss                         2,959,443      $13,010,122      $3,107,723
                                ==========      ===========      ==========

Weighted average number of       7,142,251        7,142,251       7,142,251
common shares outstanding       ==========      ===========      ==========

Loss per share                  $     0.41      $      1.82      $      .44
                                ==========      ===========      ==========


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